Ratio of Earnings to Fixed Charges:

                                                       Three Months Ended       Six Months Ended
(in thousands)                                              June 30,                 June 30,
                                                        1998       1997         1998         1997
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
1. Income before taxes                                  $37,410     $22,021     $70,907    $54,329

2. Fixed charges:


   a.  Interest expense                                 $60,629     $57,341    $120,534   $111,398

   b.  Interest component of rent expense                   724         597       1,421      1,173
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   c.  Total fixed charges (line 2a.+ line 2b.)          61,353      57,938     121,955    112,571

   d.  Interest on deposits                              48,661      47,988      97,878     94,507
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   e.  Fixed charges excluding interest on
        deposits (line 2c.-line 2d.)                    $12,692      $9,950     $24,077    $18,064
___________________________________________________________________________________________________

3. Income before taxes plus fixed charges:

   a.   Including interest on deposits                  $98,763     $79,959    $192,862   $166,900
              (line 1.+ line 2c.)

   b.   Excluding interest on deposits                   50,102      31,971      94,984     72,393
              (line 1.+ line 2e.)
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4. Ratio of earnings to fixed charges:

   a.   Including interest on deposits
              (line 3a. divided by line 2c.)              1.61x       1.38x       1.58x      1.48x

   b.   Excluding interest on deposits
              (line 3b. divided by line 2e.)              3.95x       3.21x       3.95x      4.01x
___________________________________________________________________________________________________

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